UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2013

LNB BANCORP, INC.
(Exact name of registrant as specified in its charter)
Ohio	0-13203	34-1406303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
457 Broadway, Lorain, Ohio	44052-1769
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 2, 2013, LNB Bancorp, Inc. (the “Company”) issued a press release announcing its results of operations for the first quarter of 2013.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, the Board of Directors of the Company, based on the recommendation of the Company’s Compensation Committee, in recognition of the valuable services provided by certain executive officers of the Company, and to encourage their continued employment and provide additional incentive to achieve corporate objectives, authorized the Company to enter into a Change in Control Supplemental Executive Compensation Agreement (the “Change in Control Agreement”) with each such executive officer, including three of the Company’s named executive officers: David Harnett, Senior Vice President, Chief Credit Officer; Frank A. Soltis, Senior Vice President, Chief Information Officer; and Kevin W. Nelson, Senior Vice President, Director of Indirect Lending.  Under the Change in Control Agreement, if, within the 24 months following a change in control of the Company (as defined in the Change in Control Agreement), the executive’s employment with the Company is terminated by the Company other than for cause, or by the executive for good reason (each as defined in the Change in Control Agreement), the executive would be entitled to (1) a payment equal to 1.25 times his or her highest annual base salary paid, plus 1.25 times his or her highest annual incentive bonus earned, during the Company’s last three fiscal years completed prior to the date of termination and (2) continuation of certain benefits provided by the Company for a period of 15 months following the date of termination.  The Change in Control Agreement also contains confidentiality and non-solicitation obligations of the executive which apply during the term of his or her employment with the Company and following termination of his or her employment under certain circumstances.

The foregoing description of the Change in Control Agreement is a summary and is qualified in its entirety by reference to the Change in Control Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 30, 2013, for the purpose of considering and voting on the following proposals. The Company’s inspector of elections reported the vote of the Company’s shareholders as follows:

Proposal 1:  To elect four (4) directors to three-year terms expiring in 2016.

			Broker
Nominees	For	Withheld	Non-Votes

Robert M. Campana	3,175,530	889,538	2,443,101
Daniel G. Merkel	3,262,130	802,938	2,443,101
Thomas P. Perciak	3,261,879	803,189	2,443,101
Donald F. Zwilling	3,262,076	802,992	2,443,101

Each of the nominees was elected.

Proposal 2:  To ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the Company’s 2013 fiscal year.

For	Against	Abstain	Broker Non-Votes

6,405,813	83,364	18,992	—

The proposal passed.

Proposal 3:  To approve, in a non-binding advisory vote, the Company’s executive compensation program as disclosed in the proxy statement relating to the annual meeting.

For	Against	Abstain	Broker Non-Votes

3,635,831	326,080	103,157	2,443,101

The proposal passed.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Change in Control Supplemental Executive Compensation Agreement.

99.1	Press Release issued by LNB Bancorp, Inc., announcing its results of operations for the first quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date:	May 2, 2013	By:	/s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Change in Control Supplemental Executive Compensation Agreement.

99.1	Press Release issued by LNB Bancorp, Inc., announcing its results of operations for the first quarter of 2013.